SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 10, 2007
BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N Broadway, Oklahoma City, OK		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Other Events

BancFirst Corporation Announces Expected One-Time Gain

On July 6, 2007 BancFirst Corporation announced that Council Oak Investment Corporation has entered into an agreement to sell one of its investments.

Exhibit 99.1 Text of Press Release, dated July 6, 2007 issued by BancFirst Corporation titled “BancFirst Corporation Announces Expected One-Time Gain”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BancFirst Corporation
(Registrant)

July 10, 2007	/s/ Joe T. Shockley, Jr.
Joe T. Shockley, Jr.
(Principal Financial Officer)